Exhibit 10.34

May 4, 2015

Brenda Cushing

2816 Jordan Grove

West Des Moines, IA 50265

Re:	Separation Agreement and General Release

Dear Brenda:

This letter confirms the terms in connection with your separation of employment from Athene Annuity and Life Company and its affiliates (including without limitation Athene Holding Ltd.) (collectively, the “Company”). The Company and you agree that this letter agreement (this “Agreement”) represents the full and complete agreement concerning your separation of employment with the Company.

In consideration of the mutual promises and agreements contained in this Agreement, the adequacy and receipt of which each party expressly acknowledges, you and the Company agree as follows:

1.	The parties have agreed that your last day of employment with the Company shall be August 14, 2015 (the “Separation Date”). You acknowledge and agree that this mutual separation includes your resignation from any and all officer and director positions that you hold with the Company as of the Separation Date, which the Company hereby accepts. You acknowledge and agree that your mutual separation is neither a resignation by you for “Good Reason” nor a termination of your employment by the Company without “Cause” within the meaning of any of your Share Award Agreements (as defined in Paragraph 5 below). From the date of this Agreement through the Separation Date, you will continue to serve as the Chief Financial Officer of the Company and have the duties and responsibilities as are consistent with such title and position and will cooperate with the Company to transition your duties and responsibilities to such person(s) as the Company may identify. You acknowledge and agree that you have no present or future right to employment with the Company or any of the other Released Parties (as defined below).

2.	Subject to the terms of this Agreement and provided that you sign and return this Agreement to the Company within twenty-one (21) days after your receipt thereof, and sign and return to the Company the Supplemental Release attached to this Agreement (the “Supplemental Release”) within 21 days after (but not before) the Separation Date and you do not revoke this Agreement or the Supplemental Release in accordance with Paragraph 17 below or Paragraph 5 of the Supplemental Release, and you comply with this Agreement (including without limitation the provisions of your Share Award Agreements (defined in Paragraph 5 below), the Company will pay you the following:

a)	A lump sum severance payment in the gross amount of $336,970.

b)

An additional severance payment in the gross amount of $375,000.00, representing an annual bonus payout for the 2015 performance period, which payment shall be subject to the Company’s 2014 audited financial statements being completed and delivered to the Audit Committee of the Company by August 11, 2015; provided, however, that this requirement shall be waived in the event that a change in Company priorities (such as merger, acquisition or other corporate transaction activity) could reasonably be expected to, and does, materially affect the timing or delivery of such audited financial statements.

Brenda Cushing

May 4, 2015

Amounts payable pursuant to this Paragraph 2 shall be paid within 30 days of the Separation Date provided you remain employed with the Company through and including the Separation Date. If your employment with the Company terminates for any reason prior to the Separation Date, no payments shall be payable pursuant to this Paragraph 2; provided, however, if you are involuntarily terminated by the Company without Cause (as defined in the Share Award Agreements (defined in Paragraph 5 below)) prior to the Separation Date, the Company will pay to you the amounts set forth in this Paragraph 2 within 30 days of the effective date of your involuntary termination of employment without Cause.

3.	You will receive a payment for your earned and unused 2015 PTO hours accrued through your Separation Date. This payment will be made following your Separation Date and within the time period provided by applicable law.

4.	Your participation in all employee benefit plans and programs in which you currently participate will end upon your Separation Date. You may continue your group health insurance coverage thereafter to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If you elect continued coverage under COBRA, you will be required to pay 102% of the monthly premium. You will receive information about continuing your health coverage under COBRA separately.

5.

You acknowledge that, pursuant to the Amended and Restated Class A Share Award Agreement between you and Athene Holding Ltd. (“Holding”) dated December 13, 2014 (the “Class A Share Award Agreement”), you were granted an award to purchase, and you did purchase, 15,000 Class A common shares of Holding at $13.46 per share under the Athene Holding Ltd. 2014 Share Incentive Plan (the “Purchased Shares”). You also acknowledge that, pursuant to the Amended and Restated Restricted Share Award Agreement between you and Holding dated December 13, 2014 (the “M-3 Award Agreement”), you were granted 80,000 Class M-3 common shares under the Athene Holding Ltd. 2014 Share Incentive Plan at a purchase price of $0.001 per share, of which 8,000 shares will be vested as of the Separation Date (the “Vested Class M-3 Shares). You also acknowledge that, pursuant to the Share Award Agreement dated February 23, 2015 (the “M-4 Award Agreement”), you were granted 160,000 Class M-4 common shares under the Athene Holding Ltd 2014 Share Incentive Plan at a purchase price of $0.001 per share, of which 16,000 will be vested as of the Separation Date (the “Vested Class M-4 Shares,” and together with the Purchased Shares and the Vested Class M-3 Shares, the “Vested Shares”). The Class A Share Award Agreement, the M-3 Award Agreement and the M-4 Award Agreement, to the extent applicable, shall be referred to collectively as, the “Share Award Agreements”. You acknowledge and agree that, pursuant to Section 6 of each of the M-3 Award Agreement and the M-4 Award Agreement, the 72,000 Class M-3 common shares held by you that will remain unvested as of the Separation Date and the 144,000 of the Class M-4 common shares held by you that will remain unvested as of the Separation Date shall be immediately forfeited to the Company as of the Separation Date (the “Forfeited Shares”). You further acknowledge and agree that none of the Forfeited Shares shall be eligible to vest following the Separation Date. Pursuant to Section 6 of the M-3 Award Agreement and the M-4 Award Agreement, the Company shall pay to you, and you agree to accept, $216 as full and final payment for the repurchase of all of the Forfeited Shares.

Brenda Cushing

May 4, 2015

You acknowledge and agree that the Company has the right to repurchase all of your Vested Shares pursuant to the provisions of Section 6 of the Share Award Agreements. You further acknowledge and agree that, subject to the approval of the board of directors of Holding, you will enter into a share Repurchase Agreement substantially in the form attached hereto pursuant to which you will transfer all of your right, title and interest in the Vested Shares to the Company, effective as of the date of this Agreement, in exchange for a total repurchase price (the “Repurchase Payment”) equal to the sum of (i) $225,450 with respect to the Purchased Shares plus (ii) an amount equal to the number of Vested Class M-3 Shares multiplied by the difference between the June 30, 2015 valuation of a Class M-3 common share as approved by the Audit Committee less $13.46 plus (iii) an amount equal to the number of Vested Class M-4 Shares multiplied by the difference between the June 30, 2015 valuation of a Class M-4 common share as approved by the Audit Committee less $26.00. The Repurchase Payment shall be paid to you within thirty (30) days following the Separation Date.

6.	You acknowledge that, except as otherwise specifically provided in Paragraph 5 above, you hold no shares or other equity of Holding or any of its affiliates, and you agree that you have no right to purchase or acquire any shares or other equity of the Company now or in the future.

7.	All payments made and benefits provided to you shall be subject to customary withholding and other taxes as required by applicable federal, state and local law. Notwithstanding anything contained herein to the contrary, you agree that you, and not the Company, are responsible for any and all taxes payable by you.

8.	You agree to return to the Company no later than your Separation Date all of its property in your possession, custody or control including, but not limited to, all memoranda, notes, plans, records, reports, software and data, files (written and electronic), tapes, manuals, personnel information, employee lists, brochures, catalogs, price lists, cost information, financial records, customer lists and all copies thereof, cell phones, computers, information storage devices (including without limitation external hard drives and thumb drives), keys, credit cards and other equipment.

9.

This Agreement, including the provisions of the Share Award Agreements that survive as indicated in this Paragraph 9, embody the entire agreement and understanding of you and the Company with regard to all matters and those documents supersede any and all prior and/or contemporaneous agreements and understandings, oral or written, between you and the Company. The Share Award Agreements are hereby terminated, null and void, except that: (a) Sections 7 (relating to Protective Covenants), 13, 14, 15, 17, 19, 22, 23 and 24 of your M-3 Award Agreement, (b) Sections 7 (relating to Protective Covenants), 13, 14, 15, 17,19, 22, 23 and 24 of your M-4 Award Agreement, and (c) Sections 7 (relating to Protective Covenants), 11, 12, 13, 15, 17, 19, 20 and 21 of the Class A Share Award Agreement shall each remain in full force and effect as if reprinted herein and you agree to continue to abide in full by those terms. Notwithstanding the foregoing, subject to the terms of this Agreement and provided that you sign and return this Agreement to the Company within twenty-one (21) days after your receipt thereof and the Supplemental Release within twenty-one (21) days after (but not before) the Separation Date, you do not revoke this Agreement in accordance with Paragraph 17 below or the Supplemental Release in accordance with Paragraph 5 of the Supplemental Release, and you comply with this Agreement (including without limitation the provisions of your Share Award Agreements), (x) the post-employment “Restricted Period” as defined in your Share Award Agreements shall be reduced by seven and one-half (7 1⁄2) months and thus shall continue through and including four and one-half (4 1⁄2) months following the Separation Date (i.e., through December 31, 2015) and

Brenda Cushing

May 4, 2015

(y) the post-employment duration of the other covenants in Sections 7(c) and 7(d) of those Share Award Agreements, shall be reduced by three and one-quarter (3 1⁄4) months and thus shall continue through and including eight and three-quarters (8 3⁄4) months following the Separation Date (i.e., through May 7, 2016). For this purpose, the Separation Date shall be the date of your “Termination of Relationship” within the meaning of the Share Award Agreements. The foregoing duration reductions are among the valid consideration provided to you, to which you are not otherwise entitled, for your execution of this Agreement and the Supplemental Release and are subject to your continued employment through the Separation Date. In the event your employment with the Company terminates prior to the Separation Date for any reason other than an involuntary termination by the Company without Cause (as defined in the Share Award Agreements), the foregoing duration reductions shall not apply.

10.	You represent that you (i) are familiar with and have carefully considered the covenants set forth in Section 7 of your Share Award Agreements (together, the “Restrictive Covenants”), (ii) are fully aware of your obligations under the Restrictive Covenants, (iii) agree to the reasonableness (including without limitation as to length of time and scope, as applicable) of the Restrictive Covenants and (iv) agree that the Restrictive Covenants are necessary to protect the Company’s confidential and proprietary information, good will, stable workforce and customer relations. You further agree and acknowledge that your breach of any of the Restrictive Covenants would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. You agree that in the event of any breach or threatened breach of any of the Restrictive Covenants, the Company shall be entitled, in addition to and without limitation upon all other remedies the Company may have under this Agreement or the Share Award Agreements at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the Restrictive Covenants and/or require you to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the Restrictive Covenants, if and when final judgment of a court of competent jurisdiction is so entered against you. You further agree that the applicable period of time any Restrictive Covenant is in effect following the Separation Date shall be extended by the same amount of time that you are in breach of any Restrictive Covenant.

11.

You, and anyone claiming through you, agree to fully, finally and forever waive, release and discharge the Company and any and all parents, divisions, subsidiaries, partnerships, affiliates and/or other related entities of the Company (whether or not such entities are wholly owned) and each of those entities’ past, present, and future owners, trustees, fiduciaries, shareholders, directors, officers, administrators, agents, representatives, members, associates, partners, employees, attorneys, and the predecessors, successors, and assigns of each of them (collectively, the “Released Parties”), from any and all claims, whether known or unknown, which you have or have ever had against any of the Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date of your signing this Agreement including, but not limited to, any and all claims that in any way result from, or relate to, your employment, compensation, other terms and conditions of employment, or termination from employment with the Company or any of the other Released Parties. These released and waived claims include, but are not limited to: (a) all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, (b) all claims arising under the Share Award Agreements, or the Sixth Amended and Restated Shareholders Agreement of Athene Holding Ltd. dated as of April 4, 2014 (the “Shareholders Agreement”), (c) all claims that were or

Brenda Cushing

May 4, 2015

could have been asserted by you or on your behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (d) all claims that were or could have been asserted by you or on your behalf under the Age Discrimination in Employment Act (as amended, including by the Older Workers’ Benefit Protection Act) and any other federal, state, or local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Rehabilitation Act of 1973 (including Section 504 thereof), the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Fair Credit Reporting Act, and the Genetic Information Non-Discrimination Act. Notwithstanding the foregoing, the releases and waivers in this Paragraph 11 shall not apply to any claim that by law is non-waivable, such as claims for unemployment or workers’ compensation benefits.

12.	You represent and warrant that you have not filed or initiated any legal or other proceedings against any of the Released Parties, that no such proceedings have been initiated against any of the Released Parties on your behalf, that you are the sole owner of the claims that are released in Paragraph 11 above, that none of those claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity, and that you have the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained in this Agreement.

13.	Except as otherwise expressly provided in this Agreement, you acknowledge and agree that you are not entitled to and will not receive any other compensation, payments, benefits or recovery of any kind from the Company or the other Released Parties, including without limitation, any payment under the Company’s annual cash incentive bonus plan for fiscal year 2014 or 2015, any other bonus, any severance, equity or other payments, or any amounts under the Share Award Agreements. In the event of any further proceedings whatsoever based upon any claim released in this Agreement, you hereby waive, and agree that you will not have and the Released Parties will not be liable for, any further monetary or other recovery of any kind arising out of or related to any such matter, including without limitation any costs, expenses and attorneys’ fees incurred by you or on your behalf.

14.	You acknowledge and agree that the existence and terms of this Agreement are confidential and that you will not disclose the terms or existence of this Agreement to anyone other than to your attorney, accountant, and immediate family, whom you shall ensure will comply with the terms of this confidentiality provision, in each case except as otherwise required by law; provided, however, that notwithstanding anything in this Paragraph 14 to the contrary, you may disclose to a potential employer the fact that you are subject to the Restrictive Covenants, but may not disclose the terms of the Restrictive Covenants to such potential employer without the prior written consent (which may include email) of an authorized representative of the Company.

Brenda Cushing

May 4, 2015

15.	You agree to refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the Company or any of the other Released Parties, provided that nothing herein shall prohibit you from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. The Company agrees to direct its executive officers to refrain from all conduct, verbal or otherwise, that disparages or damages your reputation, goodwill, or standing in the community, provided that nothing herein shall prohibit any such executive officer or the Company from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. You shall direct all third parties inquiring or reasonably likely to seek a reference verification about your employment with the Company to Kristi Burma, Senior Vice President, Human Resources or John Golden, EVP, Legal (or their respective successors), Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266.

16.	For a period of three (3) years following the Separation Date, you agree to cooperate fully with the Company and the other Released Parties in any administrative, investigative, litigation or other legal or financial statement matter(s) that may arise or have arisen involving the Company or any of the other Released Parties and which in any way relate to or involve your employment with the Company, provided that any such cooperation shall not unreasonably interfere with your then current employment or business activities. Your obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and the other Released Parties may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to the Company and any of the other Released Parties any truthful papers reasonably requested by any of them. You shall be reimbursed for reasonable out-of-pocket expenses that you incur in rendering cooperation requested by the Company after the Separation Date pursuant to this Paragraph 16 subject in each case to your provision to the Company of reasonable documentation of all such activities, time and amounts within fourteen (14) days after incurring such expenses or rendering such cooperation, as applicable. You shall be solely responsible for any and all federal, state, local and other taxes payable with respect to any and all such reimbursement payment.

17.	YOU ACKNOWLEDGE, UNDERSTAND, AND AGREE THAT: (i) YOU HAVE READ AND UNDERSTAND THE TERMS AND EFFECT OF THIS AGREEMENT; (ii) YOU RELEASE AND WAIVE CLAIMS UNDER THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH YOU ALREADY ARE ENTITLED; (iii) YOU HEREBY ARE AND HAVE BEEN ADVISED TO HAVE YOUR ATTORNEY REVIEW THIS AGREEMENT (AT YOUR COST) BEFORE SIGNING IT; (iv) YOU HAVE TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (v) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH YOU SIGN THIS AGREEMENT, YOU MAY, AT YOUR SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO KRISTI BURMA, SENIOR VICE PRESIDENT, HUMÁN RESOURCES, ATHENE USA CORPORATION, 7700 MILLS CIVIC PARKWAY, WEST DES MOINES, LA 50266, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY YOU. IF YOU REVOKE THIS AGREEMENT, IT SHALL BE NULL AND VOID.

18.

You expressly acknowledge and agree that (a) the payments set forth in Paragraph 2 of this Agreement and (b) the modifications to the duration of certain Restrictive Covenants as set forth in Paragraph 9 of this Agreement are expressly contingent upon (i) your signing this Agreement within 21 days after your original receipt thereof, (ii) your signing the Supplemental Release attached to this Agreement no earlier than, and within 21 days after, the Separation Date, (iii) your

Brenda Cushing

May 4, 2015

returning the signed Agreement and the signed Supplemental Release to Kristi Burma, Senior Vice President, Human Resources, Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266, (iv) the revocation periods set forth in Paragraph 17 above and in Paragraph 5 of the Supplemental Release expiring without you having revoked this Agreement or the Supplemental Release, and (v) your compliance with this Agreement (including without limitation the provisions of the Share Award Agreements referenced in Paragraph 9 above).

19.	Nothing in this Agreement is intended to or shall be construed as an admission by the Company or any of the other Released Parties that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to you or otherwise. The Company and the other Released Parties expressly deny any such illegal or wrongful conduct.

20.	All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served personally on the party for whom intended or deposited, postage prepaid, certifíed or registered mail, return receipt requested, in the United States mail to your address above, if the notice is to you, or if the notice is to the Company, to John Golden, EVP Legal (or his successor), Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266, or to such other address as either party may designate in writing thereafter.

21.	This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, without regard to its choice of law rules.

22.	The parties agree that in the event any of the provisions in this Agreement (including without limitation the Share Award Agreements) are found by a court of competent jurisdiction to be unreasonable or otherwise unenforceable (including without limitation as to scope, duration, area or otherwise), it is the purpose and intent of the parties that any such provisions be deemed modified or limited to the maximum extent permitted under applicable law so that, as modified or limited, such provisions may be enforced to the fullest extent possible. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after any appropriate modification or limitation pursuant to the preceding sentence), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

23.

This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. Payments provided herein are intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1 (b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-l (b)(4). Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury regulation §1.409A-2(b)(2). In the event the terms of this Agreement would subject you to taxes or penalties under Section 409A of the Code (“409A Penalties”), or if it is determined that any provision of this Agreement is not in compliance with Section 409A of the Code, the parties agree to cooperate to modify the applicable provision(s) to avoid such 409A Penalties and bring this Agreement into compliance if capable of correction and without significant economic consequence to either party, provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any

Brenda Cushing

May 4, 2015

amounts payable under this Agreement. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. Any reimbursement shall be made no later than the last day of the calendar year following the calendar year in which the expenses to be reimbursed were incurred. The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

If you understand and agree with the foregoing terms and conditions, please sign one original of this Agreement and return it to me. You may retain the other original for your file.

Very truly yours,

/s/ Kristi Kaye Burma
Kristi Kaye Burma
SVP Human Resources
Athene Holding Ltd.

I have read, understand, and voluntarily agree to be bound by each of the terms contained in this Agreement.

/s/ Brenda J. Cushing	5-20-15
Brenda Cushing	Date

Brenda Cushing

May 4, 2015

SUPPLEMENTAL RELEASE

Athene Annuity and Life Company and its affiliates (including without limitation Athene Holding Ltd.) (collectively, the “Company”) and Brenda Cushing (the “Employee”) hereby enter into this Supplemental Release (“Release”) in accordance with the Separation Agreement and General Release between the Company and the Employee dated as of May 4, 2015 (the “Agreement”). Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:

1. The Employee understands and agrees that the Employee’s execution of this Release within 21 days after (but not before) the Separation Date, without revocation thereof as provided herein, is among the conditions precedent to the Company’s obligation to provide any of the payments or benefits set forth in Paragraph 2 or 9 of the Agreement. The Company will provide such payments or benefits in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met.

2. The term “Released Parties” as used in this Release includes the Company and any and all parents, divisions, subsidiaries, partnerships, affiliates and/or other related entities of the Company (whether or not such entities are wholly owned) and each of those entities’ past, present, and future owners, trustees, fiduciaries, shareholders, directors, officers, administrators, agents, representatives, members, associates, partners, employees, attorneys, and the predecessors, successors, and assigns of each of them.

3. The Employee, and anyone claiming through the Employee or on the Employee’s behalf, hereby agrees to fully, finally and forever waive, release and discharge the Released Parties from any and all claims, whether known or unknown, which the Employee has or has ever had against any of the Released Parties arising from or related to any act, omission, or thing occurring at any time prior to or on the date the Employee signs this Release including, but not limited to, any and all claims that in any way result from, or relate to, the Employee’s employment, compensation, other terms and conditions of employment, or termination from employment with the Company or any of the other Released Parties. These released claims include, but are not limited to, (a) all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, (b) all claims arising under the Share Award Agreements, or the Shareholders Agreement, (c) all claims that were or could have been asserted by the Employee or on the Employee’s behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (d) all claims that were or could have been asserted by the Employee or on the Employee’s behalf under the Age Discrimination in Employment Act (as amended, including the Older Workers’ Benefit Protection Act) and any other federal, state, or local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended, from time to time: the Rehabilitation Act of 1973 (including Section 504 thereof), Civil Rights Act of 1866, the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Fair Credit Reporting Act and the Genetic Information Non-Discrimination Act. Notwithstanding the foregoing, this Release shall not apply to any claim that by law is non-waivable.

Brenda Cushing

May 4, 2015

4. The Employee confirms that the Employee has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of and has not transferred the claims released herein, and has the full right to grant the releases and agreements in this Release. In the event of any further proceedings based upon any released matter, none of the Released Parties shall have any further monetary or other obligation of any kind to the Employee.

5. THE EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) THE EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b) THE EMPLOYEE RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EMPLOYEE ALREADY IS ENTITLED; (c) THE EMPLOYEE HEREBY IS AND HAS BEEN ADVISED TO HAVE THE EMPLOYEE’S ATTORNEY REVIEW THIS RELEASE (AT THE EMPLOYEE’S COST) BEFORE SIGNING IT; (d) THE EMPLOYEE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH THE EMPLOYEE SIGNS THIS RELEASE, THE EMPLOYEE MAY, AT THE EMPLOYEE’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO KRISTI BURMA, SENIOR VICE PRESIDENT, HUMAN RESOURCES, ATHENE USA CORPORATION, 7700 MILLS CIVIC PARKWAY, WEST DES MOINES, IA 50266, AND THE RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY THE EMPLOYEE. IF THE EMPLOYEE REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND THE EMPLOYEE WILL NOT RECEIVE THE PAYMENTS OR BENEFITS UNDER THE AGREEMENT.

6. Except as required by law, the Employee will not disclose the existence or terms of this Release to anyone except the Employee’s attorney, accountant, and immediate family, whom the Employee shall ensure will comply with the terms of this confidentiality provision. Nothing in this Release is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Employee or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct. This Release, the Agreement and any other agreements specified in Paragraph 9 of the Agreement are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by New York law, may be signed in counterparts, and may be modified only by a writing signed by all parties.

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

BRENDA CUSHING	ATHENE HOLDING LTD.

/s/ Brenda J. Cushing	By:	/s/ Kristi Kaye Burma

Date: 5-20-15	Title:	SVP Human Resources

	Date:	5/20/15